                                   23.(d)(14)
                Sub-Advisory Agreement - MFS International Equity

                         SUB-ADVISORY AGREEMENT BETWEEN
         TRANSAMERICA FUND ADVISORS, INC. AND MFS INVESTMENT MANAGEMENT

     SUB-ADVISORY AGREEMENT, made as of the 1st day of July, 2006 between Transamerica Fund Advisors, Inc. (the "Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and Massachusetts Financial Services Company (the "Sub-Adviser"), a Delaware corporation.

     WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of January 1, 1997, as amended ("Advisory Agreement") with AEGON/Transamerica Series Trust ("ATST"), a Delaware statutory trust which is registered as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act"), to provide or procure investment advisory services with respect to MFS International Equity (the "Portfolio"), a separate series of ATST; and

     WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

     WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to assist the Investment Adviser in furnishing certain investment advisory services with respect to the Portfolio, and the Sub-Adviser is willing to furnish such services upon the terms and conditions and for the compensation set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

     1.   APPOINTMENT.

     The Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be independent contractor and shall, except as otherwise provided herein, have no authority to act for or represent the Investment Adviser, ATST, or the Portfolio in any way or otherwise be deemed the agent of any of them.

     2.   DUTIES AND SERVICES OF THE SUB-ADVISER.

     A. Investment Sub-Advisory Services. Subject to the supervision of ATST's Board of Trustees ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser to, and shall manage the day-to-day investment program of, the Portfolio in accordance with the Portfolio's investment objective, policies, and restrictions applicable to the investment of the assets of the Portfolio as provided in the ATST Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or ATST by advance notice in writing to the Sub-Adviser. In furtherance of this duty, the Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Board or the Investment Adviser, to (without limitation):

          (1) provide investment research and analysis concerning the Portfolio's investments and conduct a continuous investment program to the Portfolio;

          (2) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other assets, and

          (3) place orders and negotiate the commissions (if any) for all purchases and sales of the investments made by the Portfolio with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select;

     B. Additional Duties of the Sub-Adviser. In addition to the above, the Sub-Adviser shall:

          (1) use the same skills and care in providing its services to the Portfolio as it uses in providing investment services to other fiduciary accounts;

          (2) use its best efforts to cause its officers to attend meetings, either in person or via teleconference, of ATST and furnish oral or written reports, as ATST of the Investment Adviser may reasonably require, in order to keep ATST and its officers and Board fully informed as to the condition of the investments of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which provide the basis for those recommendations;

          (3) furnish such information and reports relating to the services provided by the Sub-Adviser to the Portfolio as may reasonably be required by ATST or the Investment Adviser from time to time;

          (4) maintain the books and records required in connection with its duties hereunder;

          (5) keep the Investment Adviser informed of developments materially affecting the Portfolio and its investments; and

          (6) provide reasonable assistance to the Investment Adviser and the Board in their determination of the fair value, in accordance with the Trust's valuation procedures, of securities and other assets in the Portfolio for which market prices are not readily available. The Sub-Adviser shall not bear responsibility or liability for the determination or accuracy of the valuation of any security or other asset in the Portfolio.

     C. Further Duties of the Sub-Adviser.

     (1) In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the ATST Declaration of Trust and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of ATST and the Investment Adviser, and shall comply in all material respects with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable laws and regulations.

     (2) The Sub-Adviser acknowledges that the Portfolio may engage in certain transactions in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of the Portfolio, or an affiliated person of such other sub-adviser, concerning transactions for the Portfolio in securities or other Portfolio assets. The Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of the Portfolio's assets as may be determined from time-to-time by the Investment Adviser, and shall not consult with any other sub-adviser as to any other portion of the Portfolio's assets concerning transactions for the Portfolio in securities or other assets.

     D. Custody. The Sub-Adviser shall have no responsibility with respect to maintaining custody of the Portfolio's assets. The Sub-Adviser shall affirm security transactions with central depositories and advise the custodian of the Portfolio (the "Custodian") or such depositories or agents as may be designated by the Custodian and the Investment Adviser promptly of each purchase and sale of a security on behalf of the Portfolio, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. The Sub-Adviser shall from time to time provide the Custodian and the Investment Adviser with evidence of authority of its personnel who are authorized to give instructions to the Custodian. The Portfolio shall instruct the Custodian to provide the Sub-Adviser with such information as the Sub-Adviser may reasonably request relating to daily cash levels held by the Portfolio.

     E. Proxy Voting and Other Actions as a Fiduciary. Unless the Investment Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Investment Adviser or ATST or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any securities held by the Portfolio in accordance with its own proxy voting policies and procedures without consultation with the Investment Adviser or the Portfolio. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Investment Adviser.

     The Sub-Adviser shall further respond to all corporate action matters incident to such securities held in the Portfolio received in a timely manner from the Custodian (or other relevant party) including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations. The Sub-Adviser agrees to keep the Portfolio reasonably informed about any such litigation and the actions that it intends to take. In the case of class action suits involving issuers held by the Portfolio, the Sub-Adviser may include information about the Portfolio for purposes of participating in any settlements upon written agreement by the Portfolio. The Sub-Adviser shall not be liable for the failure to process any such corporate actions as a result of the Custodian's (or other relevant party's) failure to provide documentation in a timely manner.

     F. Use of Name. The Sub-Adviser shall give the Portfolio, for the term of this Agreement, a royalty free, nonexclusive, nontransferable right to use the name "MFS" (hereinafter referred to as the "Mark") in the United States as part of the name of the Portfolio, provided such name is approved by the Sub-Adviser in writing. Such right does not include the right to allow third parties to use the Mark except as specifically provided in this Agreement. Neither the Portfolio nor the Investment Adviser shall retain any right to use of the Mark after the termination of this Agreement. Upon termination of this Agreement, the Portfolio will immediately terminate all use of the Mark, destroy any remaining unused sales documentation, promotional, marketing, advertising or other written printed or electronic material or performance information that contains the Mark, and change its name accordingly. The Portfolio agrees to use its best efforts to ensure that the nature and quality of the services rendered in connection with the Mark shall conform to the terms of this Agreement and any amendments thereto.

     3.   COMPENSATION.

     For the services provided by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly an investment sub-advisory fee at the annual rate (as a percentage of average daily net assets) as specified in Schedule A of this Agreement. If this Agreement is not in effect for an entire month, the amount of sub-advisory fee payable hereunder shall be pro-rated accordingly.

     4.   EXPENSES.

During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties and its provision of services hereunder, other than the cost of investments (including brokerage fees) purchased and sold for the Portfolio. Notwithstanding the foregoing, the Sub-Adviser shall not bear expenses related to the operation of the Portfolio, including but not limited to, taxes, interests, brokerage fees and commissions, proxy voting expenses and extraordinary Portfolio expenses.

     5.   DUTIES OF THE INVESTMENT ADVISER.

     A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties and services under this Agreement.

     B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents on an on-going basis, if any, as soon as practicable after such documents become available:

          (1) The ATST Declaration of Trust and By-Laws, as each is in effect on the date hereof and as amended from time to time;

          (2) Certified resolutions of the Board authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving this Agreement;

          (3) The ATST Registration Statement under the 1940 Act and the Securities Act of 1933, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

          (4) A certified copy of any publicly available financial statement or report prepared for ATST by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange.

          (5) Copies of all policies and procedures adopted by the Investment Adviser and/or the Board applicable to the Sub-Adviser and its duties hereunder and any amendments thereto; and

          (6) A list of all publicly traded affiliates of the Investment Adviser which may not be purchased by the Portfolio (such list shall include security name, cusip number, sedol and/or applicable ticker) and a list of all brokers and underwriters affiliated with the Investment Adviser for reporting transactions under applicable provisions of the 1940 Act.

     The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement. All such information referenced in this Section 5 shall be conveyed to the Sub-Adviser in a timely manner so as to permit the Sub-Adviser to take such actions as may be required in an orderly fashion. Until the Investment Adviser, the Portfolio, or the Board delivers any document regarding the management of the Portfolio or the Sub-Adviser's duties hereunder, including, but not limited to, the Registration Statement, the Prospectus, Trust, By-Laws, or Portfolio policies and procedures, the Sub-Adviser shall not be liable and shall be fully protected in relying on any previously delivered document sent by the Investment Adviser, the Portfolio, or the Board to the Sub-Adviser.

     C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales documentation, promotional, marketing, advertising and other written, printed or electronic material or performance information or data prepared for distribution to shareholders of the Portfolio or the public, which include the Mark or refer to the Portfolio, the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to a use thereof. The Investment Adviser shall not use any such materials without the Sub-Adviser's prior written approval, which approval shall not be unreasonably withheld; and the Investment Adviser shall not use any such materials which include the Mark if the Sub-Adviser reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed upon) after the Sub-Adviser's receipt thereof.

     6.   BROKERAGE.

     A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of Portfolio securities, it will seek to obtain the best execution of its orders. Consistent with these obligations and the terms of
Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser may, subject to any procedures that the Board may adopt, agree to pay a broker-dealer that furnishes brokerage or research services a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits provided to the Portfolio. In no instance will Portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except to the extent permitted by exemptive order of the SEC or in accordance with applicable laws and regulations.

     B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

     7.   OWNERSHIP OF RECORDS.

     The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Portfolio. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees (i) to preserve for the periods prescribed by Rule 31a-3 under the 1940 Act any records that it maintains for the Portfolio that are required to be maintained by Rule 31a-1 under the 1940 Act, and (ii) to provide the Portfolio with access to or copies of any records that it maintains for the Portfolio upon reasonable request by the Portfolio. The Investment Adviser acknowledges that the Sub-Adviser is not the Portfolio's accounting agent, and does not maintain the official books and records of the Portfolio.

     8.   REPORTS.

     The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

     9.   SERVICES TO OTHER CLIENTS.

     To the extent consistent with the Sub-Adviser's duties and services under this Agreement, nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     10.  THE SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

     The Sub-Adviser may (at its cost except as contemplated by Section 6 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of the Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Portfolio.

     11.  LIABILITY AND INDEMNIFICATION OF THE SUB-ADVISER.

     The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability to the Investment Adviser, the Portfolio or any shareholder of the Portfolio for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in its performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     The Sub-Adviser shall indemnify and hold harmless the Investment Adviser, the Portfolio and their respective directors, trustees, officers, employees or agents from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Sub-Adviser's willful misfeasance, bad faith or gross negligence in its performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     The Investment Adviser shall indemnify and hold harmless the Sub-Adviser and its officers, directors, employees or agents from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Investment Adviser's willful misfeasance, bad faith or gross negligence in its performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     12.  REPRESENTATIONS OF THE SUB-ADVISER.

     The Sub-Adviser represents, warrants, and agrees as follows:

     A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

     B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and 204A-1 under the Advisers Act and will provide the Investment Adviser and ATST with a copy of such code of ethics and any amendments thereto for review and approval by the Board. The Sub-Adviser understands that the Board is required to approve the Sub-Adviser's code of ethics and acknowledges that the Agreement is conditioned upon such Board approval.

     C. The Sub-Adviser has adopted proxy voting policies and procedures reasonably designed to ensure that the proxies are voted in the best interests of the Portfolio and its shareholders and complying with Rule 206(4)-6 under the Advisers Act and will provide the Investment Adviser and ATST with a copy of such policies and procedures and any amendments thereto for review and approval by the Board. The Sub-Adviser understands that the Board is required to approve the Sub-Adviser's proxy voting policies and procedures and acknowledges that the Agreement is conditioned upon such Board approval.

     D. The Sub-Adviser has provided the Investment Adviser and ATST with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any material amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

     E. The Sub-Adviser has adopted compliance policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder, has provided ATST and the Investment Adviser with a copy of such compliance policies and procedures (and will provide them with any material amendments thereto), and agrees to reasonably assist the Portfolio in complying with the Portfolio's compliance program adopted pursuant to Rule 38a-1 under the 1940 Act, to the extent applicable. The Sub-Adviser and the Adviser acknowledge that the Sub-Adviser is not the compliance agent for the Portfolio, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. However, to the extent that the Sub-Adviser has agreed to perform the services specified in this Agreement, the Sub-Adviser shall perform compliance testing with respect to the Portfolio based upon information in its possession and upon information and written instructions received from the Investment Adviser. The Sub-Adviser shall not be liable so long as it performs in accordance with such information and instructions. The Sub-Adviser understands that the Board is required to approve the Sub-Adviser's compliance policies and procedures and acknowledges that the Agreement is conditioned upon such Board approval.

     F. The Sub-Adviser acknowledges that the Portfolio offers its shares so that it may serve as an investment vehicle for variable annuity contracts and variable life insurance policies issued by insurance companies. Consequently, the Sub-Adviser will manage the Portfolio so that the Portfolio will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and will comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder, and any other rules and regulations applicable to investment vehicles underlying variable annuity contracts or variable life insurance policies (together, the "Tax Rules"), and it will immediately notify the Investment Adviser and the Portfolio upon having a reasonable basis for believing that the Portfolio has ceased to (i) comply with such Tax Rules or may not be in compliance in the future; or (ii) qualify as a regulated investment company or may not so qualify in the future.

     G. The Sub-Adviser shall promptly notify the Investment Adviser and the Portfolio in writing of any of the following events: (i) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (ii) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio; and (iii) any change in actual control or management of the Sub-Adviser or the portfolio manager of the Portfolio.

     H. The Sub-Adviser shall not divert the Portfolio's portfolio securities transactions to a broker or dealer in consideration of such broker or dealer's promotion or sales of shares of the Portfolio, any other series of ATST, or any other registered investment company.

     13.  TERM OF AGREEMENT.

     This Agreement shall become effective as of the date set forth above. Unless sooner terminated as provided herein, it shall continue in effect for two years from its effective date. Thereafter, if not terminated, it shall continue for successive 12-month periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or by the Board and
(b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trustees who are not interested persons (for regulatory purposes) of ATST or the Investment Adviser. This Agreement may be terminated at any time, without payment of any penalty, on 60 days' written notice to the Investment Adviser or the Sub-Adviser, as appropriate, by (i) the Board, (ii) a vote of a majority of the outstanding voting securities of the Portfolio, (iii) the Investment Adviser, or (iv) the Sub-Adviser. This Agreement shall terminate automatically in the event of its assignment (as defined or interpreted for regulatory purposes) or the termination of the Advisory Agreement.

     14.  NOTICES.

     Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses deliver service, or facsimile to the parties at the address below:

     If to ATST:

          AEGON/Transamerica Series Trust
          570 Carillon Parkway
          St. Petersburg, FL 33716
          Attn: John K. Carter
          Telephone: (727) 299-1824
          Fax: (727) 299-1641

     If to the Investment Adviser:

          Transamerica Fund Advisors, Inc.
          570 Carillon Parkway
          St. Petersburg, FL 33716
          Attn: John K. Carter
          Telephone: (727) 299-1824
          Fax: (727) 299-1641

     If to the Sub-Adviser:

          MFS Investment Management
          500 Boylston Street
          21st Floor
          Boston, MA 02116
          Telephone: 617-954-5630
          Fax:  617-954-7085

     15.  AMENDMENT OF AGREEMENT.

     No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board and, solely to the extent required by the 1940 Act, regulations thereunder and/or interpretations thereof, the shareholders of the Portfolio.

     16.  MISCELLANEOUS.

     A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

     D. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected, and to this extent, the provisions of this Agreement shall be deemed to be severable.

     E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to authoritative interpretations thereof.

     F. Confidentiality. Subject to the duty of the Sub-Adviser to comply with applicable law, including any demand of any regulatory body or taxing authority having jurisdication, the Sub-Adviser will maintain the strictest confidence regarding the business affairs of ATST and the Portfolio. Written reports furnished by the Sub-Adviser to ATST and the Investment Adviser will be treated as confidential, and for the exclusive use and benefit of ATST and the Investment Adviser, except as disclosure may be required by applicable law.

     G. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original of the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA FUND ADVISORS, INC.


By: /s/ T. Gregory Reymann, II
    ---------------------------------
Name: T. Gregory Reymann, II
Title: Vice President


MASSACHUSETTS FINANCIAL SERVICES COMPANY


By: /s/ Robert J. Manning
    ---------------------------------
Name: Robert J. Manning
Title: President and Chief Executive
       Officer

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

        PORTFOLIO                        SUB-ADVISER COMPENSATION*
        ---------                        -------------------------
MFS INTERNATIONAL EQUITY   0.475% of the first $500 million of average daily net
                           assets; 0.45% over $500 million up to $1 billion; and
                           0.40% of average daily net assets in excess of $1
                           billion

*    As a percentage of average daily net assets on an annual basis.